UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 31, 2015

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd., Ste. 200, Columbus, Ohio	43235
Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:   (614) 985-3648

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms “the Company,” “Omega,” “we,” “us” and “our” refer to Omega Commercial Finance Corp. and its subsidiaries.

Item 4.01.

Changes in Registrant’s Certifying Accountant.

(a)

Resignation of L&L CPAs, P.A. f/k/a Bongiovanni & Associates, P.A. (“L&L”)

(i)

By letter dated July 7, 2015, received by Omega on August 31, 2015, L&L advised Omega L&L was terminating its services as the Company’s independent registered accounting firm, effective on July 7, 2015.  The letter provided no reason for the resignation.

(ii)

The report of L&L on the Company’s financial statements for years ended December 31, 2014 and December 31, 2013, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such reports on the Company’s financial statements contained an explanatory paragraph in respect to the substantial doubt about its ability to continue as a going concern.

(iii)

During the years ended December 31, 2014 and December 31, 2013 (A) there have been no disagreements with L&L, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of L&L, would have caused L&L, as the case may be, to make reference to the subject matter of the disagreement in connection with respective reports, (B) no such disagreement was discussed with our board of directors or any committee of our board of directors and (C) there have been no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

(iv)

We have provided L&L, with a copy of this report and have requested L&L to furnish us with a letter addressed to the Securities and Exchange Commission stating whether such firm agrees with the statements made by the Company in this report, and, if not, stating the respects in which it does not agree. Upon receipt, the letter from L&L will be filed as an exhibit to this report by amendment.

Item 9.01.

Financial Statements and Exhibits.

(a)

Exhibits

Exhibit No	Description

16.1	Letter from L & L CPAs, P.A. f/k/a Bongiovanni & Associates, P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA COMMERCIAL FINANCE CORP.

Dated: September 3, 2015	By:	/s/ Todd C. Buxton
Todd C. Buxton, Chief Executive Officer